As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Spectranetics Corporation

(Exact name of registrant as specified in its charter)

9965 Federal Drive
Delaware	Colorado Springs, Colorado 80921	84-0997049
(State or other jurisdiction	(Address of principal executive offices)(Zip code)	(I.R.S. employer
of incorporation or organization)		identification number)

THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN

(Full title of the plan)

Emile J. Geisenheimer

President and CEO

The Spectranetics Corporation

9965 Federal Drive

Colorado Springs, CO  80921

(719) 633-8333

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kimberly L. Wilkinson, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, California  94111

(415) 391-0600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,111,468 shares	$5.13	$5,701,830.84	$406.54

(1)           This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the Award Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933.

(2)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Global Market on September 13, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Spectranetics Corporation 2006 Incentive Award Plan, as amended (the “Award Plan”), provides for a plan limit of (i) 3,550,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of The Spectranetics Corporation, a Delaware corporation (the “Company” or the “Registrant”), plus (ii) 125,810 shares of Common Stock that were available for the grant of awards under The 1997 Equity Participation Plan of The Spectranetics Corporation (the “1997 Plan”) as of the effective date of the Award Plan, plus (iii) that number of shares of Common Stock subject to outstanding awards under the 1997 Plan that terminate, expire, lapse for any reason or are settled in cash on or after the effective date of the Award Plan, which as of August 31, 2010, was 506,945 shares (of which 28,041 shares were registered on August 14, 2007, 155,422 shares were registered on November 12, 2008 and 212,014 shares were registered on December 4, 2009).  Of the 4,182,755 shares of Common Stock available for issuance under the Award Plan, the Company registered an aggregate of 3,071,287 shares for issuance from time to time pursuant to four Registration Statements on Form S-8 filed with the Securities and Exchange Commission on January 16, 2007 (No. 333-140022), August 14, 2007 (No. 333-145435), November 12, 2008 (No. 333-155282), and December 4, 2009 (No. 333-163507).

Under this Registration Statement, the Company is registering an additional 1,000,000 shares of its Common Stock, approved by stockholders on June 25, 2010, plus 111,468 shares of its Common Stock that were subject to awards under the 1997 Plan which terminated, expired, lapsed or were settled in cash on or after November 24, 2009, bringing the total number of shares registered for issuance under the Award Plan to 4,182,755 shares.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

Item 8.  Exhibits

The following documents are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

10.1

The Seventh Amendment to The Spectranetics Corporation 2006 Incentive Award Plan (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 29, 2010)

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this 17th day of September, 2010.

THE SPECTRANETICS CORPORATION

By:	/s/ Emile J. Geisenheimer
Emile J. Geisenheimer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Emile J. Geisenheimer and Guy A. Childs, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and either one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of them, may lawfully do or cause to be done by virtue hereof.  This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Emile J. Geisenheimer	President, Chief Executive Officer and Director	September 17, 2010
Emile J. Geisenheimer	(Principal Executive Officer)

/s/ Guy A. Childs	Chief Financial Officer (Principal Financial and	September 17, 2010
Guy A. Childs	Accounting Officer)

/s/ David G. Blackburn	Director	September 17, 2010
David G. Blackburn

/s/ Anne Melissa Dowling	Director	September 17, 2010
Anne Melissa Dowling

Signature	Title	Date

/s/ R. John Fletcher	Director	September 17, 2010
R. John Fletcher

/s/ William C. Jennings	Director	September 17, 2010
William C. Jennings

/s/ Joseph M. Ruggio, M.D.	Director	September 17, 2010
Joseph M. Ruggio, M.D.

/s/ Craig M. Walker, M.D.	Director	September 17, 2010
Craig M. Walker, M.D.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

10.1

The Seventh Amendment to The Spectranetics Corporation 2006 Incentive Award Plan (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 29, 2010)

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)